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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

     The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

   Dated:  February 26, 2004

                                               OBERWEIS ASSET MANAGEMENT, INC.

                                               By: /s/ Patrick B. Joyce
                                                   -----------------------------
                                                       Patrick B. Joyce
                                                       Executive Vice President

                                                   JAMES D. OBERWEIS

                                                   /s/ James D. Oberweis
                                                   -----------------------------

                                                   JAMES W. OBERWEIS

                                                   /s/ James W. Oberweis
                                                   -----------------------------

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